UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2005

LARGE SCALE BIOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
(Address of principal executive offices and zip code)

(707) 446-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     Large Scale Biology Corporation (the “Company”) issued a press release on Tuesday, August 2, 2005, reporting that the Nasdaq Listing Qualifications Panel had determined to transfer the securities of the Company’s common stock from the Nasdaq National Market to the Nasdsaq SmallCap market.  The delisting from the Nasdaq National Market is due to the Company not presently meeting the stockholder’s equity requirement of Marketplace Rule 4450(a)(3).  The Company’s common stock had remained listed during its appeal before a Nasdaq Listing Qualifications Panel of the determination to delist the Company’s common stock by the staff of the Nasdaq Stock Market on May 18, 2005.  By letter dated August 1, 2005, the Panel determined that the Company’s plan for compliance to meet the stockholders’ equity requirement was not mature enough to warrant an exception.  Pursuant to the Company’s prior request, the listing of its common stock will be transferred to the Nasdaq SmallCap Market.  The Company meets all Nasdaq SmallCap Market listing requirements other than bid price, which will be addressed by management and the Company’s Board of Directors after consideration of alternatives. The transfer of the Company’s common stock to the Nasdaq SmallCap Market is expected to be effective August 3, 2005.

Item 9.01.   Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Press release of Large Scale Biology Corporation dated August 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LARGE SCALE BIOLOGY CORPORATION

Date: August 3, 2005	By:	/s/ RONALD J. ARTALE

Ronald J. Artale
Senior Vice President, Chief Operating Officer
and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.1	Press release of Large Scale Biology Corporation dated August 2, 2005.

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